   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1998
                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8

                           --------------------------
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                           --------------------------
                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  94-3019135
     (State of Other Jurisdiction                      (I.R.S. Employer
   of Incorporation or Organization)                  Identification No.)

                            5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 467-3000
          (Address and telephone number of principal executive office)


                           --------------------------

                       THE 1996 EQUITY PARTICIPATION PLAN
                        OF DOMINICK'S SUPERMARKETS, INC.
                 AND THE 1995 AMENDED AND RESTATED STOCK OPTION
                      PLAN OF DOMINICK'S SUPERMARKETS, INC.
                            (Full Title of the Plans)


                           --------------------------

                                MICHAEL C. ROSS
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  SAFEWAY INC.
                            5918 STONERIDGE MALL ROAD
                          PLEASANTON, CALIFORNIA 94588
           (Name and Address including ZIP Code of Agent For Service)

                                 (925) 467-3000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              SCOTT R. HABER, ESQ.
                             TRACY K. EDMONSON, ESQ.
                                LATHAM & WATKINS
                              505 MONTGOMERY STREET
                                   SUITE 1900
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed
                                                                Maximum                 Proposed
                                          Amount               Offering                  Maximum                Amount Of
 Title of Securities                       to be               Price Per                Aggregate             Registration
 to be Registered                     Registered(1)             Share(2)             Offering Price                Fee
 ----------------                     -------------            ---------             --------------           -------------
 Common Stock,                          923,016                 $19.71                $18,189,000               $5,057
 $0.01 par value per share
$19.71

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), additional shares of the common stock of the Company (the "Common Stock") issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the exercise price per share of outstanding options for 923,016 shares issued under the Plans at an average price of $19.71 per share.

                                     PART I

ITEM 1.  PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information in this Registration Statement by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         - Annual Report on Form 10-K for the year ended January 3, 1998 (including information specifically incorporated by reference into our Form 10-K from our 1997 Annual Report to Stockholders and Proxy Statement for our 1998 Annual Meeting of Stockholders) and Form 10-K/A filed March 10, 1998;

         - Quarterly Reports on Form 10-Q for the quarters ended March 28, 1998, June 6, 1998 and September 12, 1998;

         - Current Reports on Form 8-K filed on July 15, 1998, October 19, 1998 and November 9, 1998;

         - Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990; and

         - All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those portions of such documents described in paragraphs (i),
                  (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Michael C. Ross, Esq., General Counsel of the Company. Mr. Ross is also a Senior Vice President and the Secretary of the Company. The Company has granted Mr. Ross options to purchase Common Stock of the Company, upon the exercise of which he would own less than 1% of the Common Stock.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III,
Section 13 of the Company's By-laws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III,
Section 13 of the Company's By-laws.

         In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

         Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's board of directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Company's By-laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's board of directors deems appropriate.

         The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's By-laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's By-laws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 13 of the Company's By-laws. The Company's board of directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's board of directors so determines, greater than those provided for in Section 13 of the Company's By-laws.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Restated Certificate of Incorporation of the Company and Certificates of Amendment of Restated Certificate of Incorporation by the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 15, 1996 and Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 20, 1998).

         4.2 Form of Bylaws of the Company as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement No. 33-33388), and Amendment to the Company's By-laws effective March 8, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended January 2, 1993).

         4.3 The 1996 Equity Participation Plan of Dominick's Supermarkets, Inc. (incorporated by reference to Exhibit 10.13 to Dominick's Supermarkets, Inc.'s Annual Report on Form 10-K, Number 1-12353).

         4.4 The 1995 Amended and Restated Stock Option Plan of Dominick's Supermarkets, Inc. (incorporated by reference to Exhibit 10.12 to Dominick's Supermarkets, Inc.'s Annual Report on Form 10-K, Number 1-12353).

         4.5 Form of Amendment to Stock Option Agreements under The 1996 Equity Participation Plan of Dominick's Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick's Supermarkets, Inc.

         4.6 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4(i).2 to the Registration Statement No. 33-33388).

         5.1 Opinion of Michael C. Ross, Esq., General Counsel, as to the legality of the Common Stock being registered.

         23.1     Consent of Deloitte & Touche LLP, independent auditors.

         23.2     Consent of Michael C. Ross, Esq. (incorporated in Exhibit
                  5.1).

         24.1 Power of Attorney of the Company (included on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on November 19, 1998.

                                            SAFEWAY INC.

                                            By: /s/ Michael C. Ross
                                                --------------------------------
                                                Michael C. Ross
                                                Senior Vice President, Secretary
                                                and General Counsel


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David G. Weed and Michael C. Ross, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

           SIGNATURE                                    TITLE                                 DATE
           ---------                                    -----                                 ----

/s/ Steven A. Burd
----------------------------------
Steven A. Burd                                 Chairman, President and Chief            November 19, 1998
                                               Executive Officer (Principal
                                               Executive Officer)


/s/ David G. Weed
----------------------------------
David G. Weed                                  Executive Vice President, Chief          November 19, 1998
                                               Financial Officer (Principal
                                               Financial Officer and Principal
                                               Accounting Officer)


/s/ James H. Greene, Jr.
----------------------------------
James H. Greene, Jr.                           Director                                November 19, 1998



/s/ Paul Hazen
----------------------------------
Paul Hazen                                     Director                                November 19, 1998

           SIGNATURE                                    TITLE                                 DATE
           ---------                                    -----                                 ----

/s/ Henry R. Kravis
----------------------------------
Henry R. Kravis                                Director                                November 19, 1998


/s/ Robert I. MacDonnell
----------------------------------
Robert I. MacDonnell                           Director                                November 19, 1998


/s/ Peter A. Magowan
----------------------------------
Peter A. Magowan                               Director                                November 19, 1998


/s/ George R. Roberts
----------------------------------
George R. Roberts                              Director                                November 19, 1998


/s/ William Y. Tauscher
----------------------------------
William Y. Tauscher                            Director                                 November 19, 1998

                                  EXHIBIT INDEX

         4.1 Restated Certificate of Incorporation of the Company and Certificates of Amendment of Restated Certificate of Incorporation by the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 15, 1996 and Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 20, 1998).

         4.2 Form of Bylaws of the Company as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement No. 33-33388), and Amendment to the Company's By-laws effective March 8, 1993 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended January 2, 1993).

         4.3 The 1996 Equity Participation Plan of Dominick's Supermarkets, Inc. (incorporated by reference to Exhibit 10.13 to Dominick's Supermarkets, Inc.'s Annual Report on Form 10-K, Number 1-12353).

         4.4 The 1995 Amended and Restated Stock Option Plan of Dominick's Supermarkets, Inc. (incorporated by reference to Exhibit 10.12 to Dominick's Supermarkets, Inc.'s Annual Report on Form 10-K, Number 1-12353).

         4.5 Form of Amendment to Stock Option Agreements under The 1996 Equity Participation Plan of Dominick's Supermarkets, Inc. and the 1995 Amended and Restated Stock Option Plan of Dominick's Supermarkets, Inc.

         4.6 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4(i).2 to the Registration Statement No. 33-33388).

         5.1 Opinion of Michael C. Ross, Esq., General Counsel, as to the legality of the Common Stock being registered.

         23.1     Consent of Deloitte & Touche LLP, independent auditors.

         23.2     Consent of Michael C. Ross, Esq. (incorporated in Exhibit
                  5.1).

         24.1 Power of Attorney of the Company (included on the signature page to this Registration Statement).